United States
Securities and Exchange Commission
Washington, D.C.
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. _____)

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 BAY NATIONAL CORPORATION
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April 20, 2010

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend Bay National Corporation’s 2010 Annual Meeting of Stockholders on Tuesday, May 25, 2010 at 2:30 p.m., local time, at Bay National Corporation’s office located at 2328 West Joppa Road, Lutherville, Maryland 21093.

The notice of meeting and proxy statement on the following pages contain information about the meeting.

Every stockholder’s vote is important. In order to ensure your shares are voted at the meeting and to help minimize further mailing costs, please return the enclosed proxy card, or provide instructions to the bank, broker, or other nominee that is the record holder of your shares, at your earliest convenience.

Very truly yours,

________________________
Hugh W. Mohler
President and Chief Executive Officer

Bay National Corporation
2328 West Joppa Road, Lutherville, Maryland 21093

NOTICE OF ANNUAL MEETING
TO BE HELD MAY 25, 2010 at 2:30 P.M.

April 20, 2010

The Annual Meeting of Stockholders will be held in Bay National Corporation’s office located at 2328 West Joppa Road, Lutherville, Maryland 21093 to:

1.	Elect four directors to serve for a three-year term ending at the Annual Meeting of Stockholders to be held in 2013 in each case until their successors are duly elected and qualified;

2.	Ratify the appointment of Stegman & Company as independent registered public accountants to audit the financial statements of Bay National Corporation for 2010; and

3.	Act upon any other matter that may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record of Bay National Corporation common stock at the close of business on April 6, 2010 are entitled to notice of and to vote at the meeting, or any adjournment or postponement thereof.

Whether or not you plan to attend the meeting, please indicate your choices on the matters to be voted upon, date and sign the enclosed proxy and return it in the enclosed postage-paid return envelope. You may revoke your proxy at any time prior to or at the meeting by written notice to Bay National Corporation, by executing a proxy bearing a later date, or by attending the meeting and voting in person.

By order of the Board of Directors,

____________________
David E. Borowy
Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 25, 2010

The Proxy Statement and the form of proxy card for the annual meeting and our Annual Report on Form 10-K for the year ended December 31, 2009 are available at http://www.cfpproxy.com/5253.

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished on or about April 20, 2010 to Bay National Corporation’s stockholders in connection with the solicitation of proxies by Bay National Corporation’s Board of Directors to be used at the annual meeting of stockholders described in the accompanying notice (the “Annual Meeting”) and at any adjournments or postponements thereof.  The purposes of the Annual Meeting are set forth in the accompanying notice of annual meeting of stockholders.

This proxy material is being sent to Bay National Corporation’s stockholders on or about April 20, 2010.  Bay National Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 (“Annual Report”), as filed with the Securities and Exchange Commission, has been mailed to all stockholders with this proxy material.

If you are a stockholder of record (i.e. you own your shares directly in your name), you may attend the Annual Meeting and vote in person as long as you present valid proof of identification at the Annual Meeting.  If you are the beneficial owner of shares in Bay National Corporation but not the record holder (i.e. your shares are held in the name of a broker or other nominee for your benefit) you must present proof of beneficial ownership in order to attend the Annual Meeting.  Proof of beneficial ownership generally can be obtained from the record holder; you must also obtain a proxy from the record holder in order to vote your shares if you wish to cast your vote in person at the Annual Meeting.  For further information please contact our Secretary, David E. Borowy, at (410) 494-2580.

In this Proxy Statement, we sometimes refer to Bay National Corporation as the “Company” and Bay National Bank as the “Bank.”

SOLICITATION AND REVOCATION OF PROXIES

The enclosed proxy is solicited by the Board of Directors of Bay National Corporation. The Board of Directors has selected David Borowy to act as proxy with full power of substitution at the Annual Meeting.  The proxy is revocable at any time prior to or at the Annual Meeting by written notice to Bay National Corporation, by executing a proxy bearing a later date, or by attending the Annual Meeting and voting in person.  A written notice of revocation of a proxy should be sent to the Secretary, Bay National Corporation, 2328 West Joppa Road, Suite 325, Lutherville, MD 21093, and will be effective if received by the Secretary prior to the Annual Meeting.  The presence of a stockholder at the Annual Meeting alone will not automatically revoke such stockholder’s proxy.

Bay National Corporation will bear the costs of soliciting proxies.  In addition to solicitation by mail, officers and directors of Bay National Corporation may also solicit proxies personally or by telephone. Bay National Corporation will not specifically compensate our officers or directors for soliciting such proxies.  We may also retain a proxy solicitation firm to assist us in the solicitation of proxies. Bay National Corporation will bear all related fees and expenses if such a firm is retained.  Bay National Corporation will reimburse brokers and other persons for their reasonable expenses in forwarding proxy materials to customers who are beneficial owners of the common stock of Bay National Corporation registered in the name of nominees.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 25, 2010

This Proxy Statement and the form of proxy card for the annual meeting and our Annual Report on Form 10-K for the year ended December 31, 2009 are available at http://www.cfpproxy.com/5253.

OUTSTANDING SHARES AND VOTING RIGHTS

Stockholders of record at the close of business on April 6, 2010 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting.  As of the close of business on that date, there were outstanding and entitled to vote 2,154,301 shares of common stock, $0.01 par value per share, each of which is entitled to one vote.

The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will be necessary to constitute a quorum at the Annual Meeting.  Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

For the election of directors, which requires a plurality of the votes cast, only proxies and ballots indicating votes “FOR” a nominee or “WITHHOLD AUTHORITY” for a nominee are counted to determine the total number of votes cast; abstentions and broker non-votes have no effect on the outcome of the election of directors.

Assuming a quorum is present, the affirmative vote of a plurality of the shares cast in person or represented by proxy at the Annual Meeting is required to elect the director nominees.  In other words, the nominees to receive the greatest number of votes cast, up to the number of nominees up for election, will be elected.  Withheld votes and broker non-votes will not affect the outcome of the election of directors.

The affirmative vote of at least a majority of all votes cast in person or by proxy at the Annual Meeting and entitled to vote on the matter is necessary to approve the ratification of the appointment of Stegman & Company as our independent registered public accountants.  An abstention or broker non-vote is not included in calculating votes cast with respect to this proposal and will have no effect on the outcome of this proposal.

A broker “non-vote” is a proxy received from a broker or nominee indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power to vote. As a result of recent changes in the rules of the New York Stock Exchange applicable to its member brokerage firms, pursuant to which the election of directors is no longer considered “routine,” brokers and other “street name” record holders of our shares of common stock are not permitted to vote such shares in the election of directors unless they receive instructions from the beneficial owners of the shares.  If your shares are held in the name of a bank, brokerage firm or other similar holder of record (referred to as “in street name”), you will receive instructions from the holder of record that you must follow in order for you to specify how your shares will be voted.  If you hold your shares in street name, you must provide voting instructions to your nominee record holder in order for your shares to be voted in the election of directors at the Annual Meeting.  Proposal 2 to ratify the appointment of Stegman & Company is considered a routine item for which street name shares may be voted without specific instructions.  If your street name holder of record signs and returns a proxy card on your behalf, but does not indicate how the common stock should be voted, the common stock represented on the proxy card will be voted in the manner described below FOR ratification of the appointment of Stegman & Company as independent registered public accountants for 2010 but not in the election of directors.

All proxies will be voted as directed by the stockholder on the proxy form.  A proxy, if executed and not revoked, will be voted in the following manner (unless it contains instructions to the contrary, in which event it will be voted in accordance with such instructions), except that shares held in street name for which instructions were not received by the beneficial owners will only be voted with respect to ratification of the auditors as noted above:

FOR the nominees for directors named below.

FOR ratification of the appointment of Stegman & Company as independent registered public accountants for 2010.

Proxies will be voted in the discretion of the holder on such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

It is anticipated that Bay National Corporation’s directors and officers will vote their shares of common stock in favor of the nominees for election to the Board of Directors listed herein, and for the ratification of the appointment of Stegman & Company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the beneficial ownership of Bay National Corporation's common stock as of April 6, 2010 by its directors, named executive officers, and all directors and officers as a group and persons believed by management to beneficially own more than five percent of the common stock. No person listed in the table has a right to acquire beneficial ownership of common stock of Bay National Corporation within 60 days of April 6, 2010 pursuant to the exercise of warrants, options, a grant of restricted stock or otherwise.  Unless otherwise noted below, management believes that each person named in the table has the sole voting and sole investment power with respect to each of the shares of common stock reported as beneficially owned by such person.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class
R. Michael Gill	5,602	*
Harold C. Green(1)	88,922	4.13%
Charles L. Maskell, Jr., CPA	0	0.00%
Donald G. McClure, Jr. (2)	15,800	*
Hugh W. Mohler (3)	59,180	2.75%
Robert L. Moore, CPA	11,654	*
James P. O’Conor	5,767	*
H. Victor Rieger, Jr. (4)	34,807	1.62%
William B. Rinnier (5)	11,736	*
Edwin A. Rommel, III, CPA	52,502	2.44%
Henry H. Stansbury (6)	37,625	1.75%
Eugene M. Waldron, Jr.	40,942	1.90%
Carl A.J. Wright	18,132	*
David E. Borowy	0	0.00%
Jill Moraniec	0	0.00%
All directors and executive officers as a group (15 persons) (7)	382,669	17.76%
NexTier, Inc. (8) P.O. Box 1550 Butler, Pennsylvania 16003	174,486	8.10%

* = less than 1%

(1)	Includes 20,000 shares owned by Chamberlain Contractors, of which Mr. Green is a 50% owner.

(2)	Includes 11,000 shares held in trust for the benefit of Mr. McClure’s children for which Mr. McClure is a co-trustee and over which he has shared voting and investment power.

(3)	Includes 1,100 shares held by Mr. Mohler’s spouse, over which he has shared voting and investment power.

(4)	Includes 1,100 shares held by Mr. Rieger’s spouse, over which he has shared voting and investment power.

(5)	Includes 3,300 shares held by Mr. Rinnier’s spouse, over which he has shared voting and investment power.

(6)	Includes 13,750 shares held by Mr. Stansbury’s spouse, over which he has shared voting and investment power.

(7)	All of the named individuals, other than Mr. and Ms. Moraniec are directors of Bay National Corporation. Mr. Mohler is a director and executive officer of Bay National Corporation.

(8)
This information is based on a Schedule 13G filed with the Securities and Exchange Commission by NexTier Incorporated on March 28, 2006 and information from the Company’s transfer agent as of the close of business on April 6, 2010.

PROPOSAL 1.  ELECTION OF DIRECTORS

The Board of Directors currently has thirteen directors, divided into three classes – Class A, Class B and Class C.  Each class of director serves for a three-year term and the term of office of one of the three classes expires each year.  The current Class C directors’ term expires at the Annual Meeting on May 25, 2010.  A director may only be removed by the affirmative vote of at least 80% of the votes entitled to be cast on the matter.

All of the members of Bay National Corporation’s Board of Directors, except for Messrs. Maskell and Green, have served for at least one three-year term on the Board of Directors of Bay National Corporation.

The Board of Directors is recommending the election of Charles L. Maskell Jr., CPA, Edwin A. Rommel III, CPA, Henry H. Stansbury, and Eugene M. Waldron, Jr., as Class C directors for a term ending at the 2013 Annual Meeting of Stockholders. All of the nominees are now directors of Bay National Corporation and each nominee has consented to serve as a director, if elected.  William B. Rinnier, a current Class C director, notified the Company on March 23, 2010 that he did not wish to be nominated for re-election as a director at the Annual Meeting, and therefore his term as a director will end upon adjournment of the Annual Meeting.  Mr. Rinnier did not indicate a disagreement with Bay National Corporation as a reason for not running for re-election.   The directors whose terms have not expired will continue to serve as directors until the expiration of their respective terms.

It is not contemplated that any of the nominees will become unavailable to serve, but if that should occur before the Annual Meeting, proxies that do not withhold authority to vote for the nominees listed below will be voted for another nominee, or nominees, selected by the Board of Directors.

Other than with respect to broker non-votes for which no vote is indicated, the proxies solicited hereby, unless directed to the contrary, will be voted “FOR” the election of the three nominees named below as Class C directors with terms expiring at the 2013 Annual Meeting of Stockholders.  In order to be elected, a plurality of the shares cast at the Annual Meeting is necessary.  Withheld votes and broker non-votes will have no effect on the outcome of the election.

Information regarding the nominees and the directors, who will continue to serve unexpired terms, and certain information relating to them, follows.

Nominees for election to the Board of Directors for a three-year term expiring in 2013.

Charles L. Maskell Jr., CPA, age 50, was appointed to the Board of Directors of Bay National Corporation and Bay National Bank on July 28, 2009, and was appointed Chairman of both boards on November 20, 2009.  Mr. Maskell began his career as a CPA in a public accounting firm in 1982 and for over 15 years has been Managing Director and Partner for accounting, audit and consulting services firms.  He is a founder and the Managing Director of Chesapeake Corporate Advisors, LLC, a corporate advisory and management consultant firm, a position he has held since December 2005.  In this role Mr. Maskell provides emerging and middle market companies with business strategy, valuations, and mergers and acquisitions services.  He also provides clients with litigation support in connection with commercial litigation in matters of valuation, lost-profits, stockholder disputes and other matters.  Mr. Maskell regularly consults with clients regarding divestitures, acquisitions and mergers conducting both strategic and fair market value engagements.  From January 1998 through November 2005, Mr. Maskell was Managing Director – Consulting Services with RSM McGladrey, Inc., a national business consulting, accounting and tax firm that focuses on middle market companies.

Mr. Maskell is a Certified Business Appraiser through The Institute of Business Appraisers and is certified in Mergers and Acquisitions through the Alliance of Merger and Acquisition Advisors.  He also served as Chairman and Member of Accounting Advisory Board for Loyola University of Maryland and is a member of the Sellinger School of Business Board of Sponsors.

We believe that Mr. Maskell should serve as a director of the Company at the present time based on his public accounting experience as a CPA and his experience advising companies of a similar size and position as Bay National, including with respect to business strategy.

Edwin A. Rommel III, CPA, age 60, has been a director of Bay National Corporation since June 1999 and a director of Bay National Bank since April 2000.  Mr. Rommel is a certified public accountant who, since 1974, has been a partner in the Salisbury, Maryland, accounting firm of Twilley, Rommel & Stephens, P.A. Mr. Rommel has been certified as a valuation analyst and accredited in Business Valuation by the American Institute of Certified Public Accountants.

A Baltimore native, Mr. Rommel earned his undergraduate degree from Loyola College in Maryland.  Mr. Rommel is an officer of the Eastern Shore Chapter of the Maryland Association of Certified Public Accountants, and serves on the Board of Directors of the Loyola College Alumni Association.  Mr. Rommel also currently serves on the Professional Ethics Executive Committee of the American Institute of Certified Public Accountants.  He is also a past Chairman of the Maryland Association of Certified Public Accountants and a former member of the governing board of the American Institute of Certified Public Accountants.  Mr. Rommel is past president of the Salisbury Area Chamber of Commerce and previously served as a director of the Greater Salisbury Committee and as a director of the Maryland Association of Certified Public Accountants.  Mr. Rommel is also past president of the St. Francis de Sales Board of Trustees and past member of the Wicomico County Democratic Central Committee.

We believe Mr. Rommel should serve as a director of the Company at this time based on his many years of public accounting experience as detailed above and his service to and contacts in the local community.

Henry H. Stansbury, age 70, has been a director of Bay National Corporation since June 1999 and a director of Bay National Bank since April 2000.  Since 1975, Mr. Stansbury has been the Chairman of the Board of Agency Services, Inc., an independently owned premium finance company.  Since 1989, Mr. Stansbury has been the Chairman of the Board of Directors of Agency Insurance Company of Maryland, Inc., a privately owned multi-line property/casualty insurance company.  Mr. Stansbury is a past president of the Maryland Association of Premium

Finance Companies and is a past president of the National Association of Premium Finance Companies.

Mr. Stansbury is the Chairman of the Board of the Maryland Historical Society.  He served as director and chairman of the museum committee for the Lacrosse Hall of Fame at the Johns Hopkins University and as trustee of the St. Paul’s School for Boys and The Ward Museum of Wildfowl Art.  He is also past president of ReVisions, Inc., a nonprofit organization that serves the mentally ill.  Mr. Stansbury is a graduate of Leadership Maryland and a director of Leadership Baltimore County.  He is the author of two books; Lloyd J. Tyler: Folk Artist and Decoy Maker and Ira Hudson and Family, Chincoteague Carvers.  He is also a contributing writer for Decoy Magazine.  Mr. Stansbury is an alumnus of the University of Maryland and holds a master of business administration degree from George Washington University.

We believe Mr. Stansbury should serve as a director of Bay National Corporation and Bay National Bank at this time primarily based on his long-term experience holding positions as both President and Chairman in an insurance company and finance company for 20 and 30 years, respectively, as well as his community contacts resulting from his previous non-profit service and educational background as discussed above.

Eugene M. Waldron, Jr., age 66, has been a director of Bay National Corporation since June 1999 and a director of Bay National Bank since April 2000.  Mr. Waldron is a Chartered Financial Analyst and in January 2009 he retired as a senior vice president in the Washington, D.C. office of Capital Guardian Trust Company, an employee-owned firm based in Los Angeles dedicated to institutional investment management.  From March 1994 to August 1998, Mr. Waldron was employed by Loomis, Sayles & Company, an investment management firm.  Mr. Waldron’s more than three decades of investment experience include employment at CS First Boston Asset Management, Fidelity Management Trust Company, T. Rowe Price Associates and Ferris, Baker, Watts & Company.

An alumnus of Mt. St. Mary’s University, Emmitsburg, Maryland, Mr. Waldron earned his master of business administration degree at the Bernard M. Baruch College of the City University of New York.  A native of Annapolis, Maryland, he is Chairman of the Board of Trustees of Mt. St. Mary’s University and a member of the Mt. St. Mary’s Endowment Committee.

Early in his career Mr. Waldron was a security analyst specializing in bank securities.  He also served as a lending officer for the Small Business Administration.  We believe Mr. Waldron should serve as a director of Bay National Corporation and Bay National Bank at this time based on this banking-related and lending experience and his investment management experience as discussed above.

The Board of Directors recommends that stockholders vote “FOR” the election of all nominees.

Continuing Class A Directors – Terms Expiring in 2011.

Harold C. Green, age 55, was appointed to the Board of Directors of Bay National Corporation and Bay National Bank on July 28, 2009.  Mr. Green is a founder of and has been the chief executive officer of Chamberlain Contractors, Inc., a paving contractor, since 1976.  He has also been CEO and the owner of Global Resource Recyclers, Inc., a company that collects concrete and asphalt rubble and processes them into aggregate byproducts that are resold to private/public market for reuse on roads and parking lots, since 1992 and President of Shaw-Laurel, Inc., a real estate holding company, since 1979.

We believe Mr. Green should serve as a director at the present time based on his executive officer experience, particularly in the real estate field given the fact that a significant percentage of the Bank’s loan portfolio consists of real estate related loans and our expectation that we will continue to have a significant focus on real estate related loans.

James P. O’Conor, age 81, has been a director of Bay National Corporation and Bay National Bank since July 2004.  Mr. O’Conor is the general partner of O’Conor Enterprises, a real estate investment and consulting company, and he has served in that capacity since 2002.  Mr. O’Conor co-founded the Maryland real estate brokerage firm of O’Conor & Flynn in 1961.  In 1984, that firm merged with another large Maryland real estate brokerage firm, creating O’Conor, Piper & Flynn.  Mr. O’Conor served as its Chairman and CEO.  In 1998, O’Conor, Piper & Flynn was sold to NRT, the largest real estate company in the country.  Mr. O’Conor served as Senior Vice President of NRT.

Mr. O’Conor currently serves on the Board of Directors of Saint Joseph’s Hospital, Towson University, Signal 13 Foundation, Sheppard Pratt Hospital and is Chairman of the Jefferson School.

We believe Mr. O’Conor should serve as a director of Bay National Corporation and Bay National Bank at this time in particular because of his knowledge of and experience in the real estate industry, including in executive management and Chairman positions, particularly given the fact that a significant percentage of the Bank’s loan portfolio consists of real estate related loans.  We also believe his board of director service at the organizations detailed above gives him valuable contacts in the community.

Carl A.J. Wright, age 55, has been a director of Bay National Corporation and Bay National Bank since March 2003.  Mr. Wright is currently an Executive Vice President of Stephen James Associates, an executive search and staffing firm specializing in accounting, finance, human resources and banking, and from January 2006 through 2008 served as its CEO.  From 1998 to May 2005, Mr. Wright was a senior vice president of Spherion, a NYSE executive search and staffing firm specializing in finance, human resources and information systems.  From 1980 until 1998, Mr. Wright was President and CEO of A.J. Burton Group.  Mr. Wright served in the auditing and tax departments of Ernst & Young from 1976 to 1980.  Along with his corporate responsibilities, he is an involved community member and active in professional, civic and political organizations.

Mr. Wright is an alumnus of Loyola University, formerly Loyola College in Maryland and Loyola Blakefield and has served on boards and committees of both institutions.  He is past president of the Baltimore Junior Association of Commerce and served on Maryland Governor Robert L. Ehrlich Jr.’s Strategic and Finance Committees.  He was chairman of the Maryland Stadium Authority from 2003–2006.  In addition, Mr. Wright is a board member of Catholic Charities and supporter of Maryland Business for Responsive Government.

We believe Mr. Wright should serve as a director of Bay National Corporation and Bay National Bank at this time based on his executive management experience, his contacts in the banking industry, and his community business contacts resulting from his board and other public service discussed above.

Continuing Class B Directors – Terms Expiring in 2012.

Hugh W. Mohler, age 64, has served as president, and chief executive officer of Bay National Corporation since June 1999 and of Bay National Bank since April 2000.  He also served as Chairman of the Boards of the Company and the Bank from June 1999 and April 2000, respectively, until November 20, 2009.  Mr. Mohler has over 40 years experience in the financial services industry, holding positions in executive management, commercial lending and business development.  From 1977 to 1999, Mr. Mohler was affiliated with former Baltimore-based Mercantile Bankshares Corporation, most recently serving as executive vice president with responsibility for 20 community banks in a three-state area.  For 17 years, from 1977 to 1994, he was president of Mercantile’s Salisbury, Maryland-based affiliate, Peninsula Bank, the largest financial institution on Maryland’s Eastern Shore.  Earlier, he was a vice president in commercial lending at First National Bank of Maryland.

We believe Mr. Mohler should serve as a director at this time based on his experience in the financial services industry as discussed above, including his experience as an officer and director of Bay National Corporation and Bay National Bank, as well as his extensive business and personal contacts in our market area.  We believe it is beneficial to have an executive officer, who is familiar with the day-to-day operations of the Company and the Bank, serving on the Board of Directors.

R. Michael Gill, age 59, has been a director of Bay National Corporation and Bay National Bank since March 2006.  In 2003, Mr. Gill formed Hoyt Capital, an investment firm that provides capital and business advice to start-up and existing enterprises, of which he currently serves as CEO.  For 16 years beginning in 1984, he served as CEO of AMERICOM, a provider of cellular products and services.  In 2000, AMERICOM was acquired by Solectron, a leader in the electronics manufacturing sector.

Mr. Gill is an alumnus of Towson University where he received an honorary Doctor of Humane Letters degree in 1996.  In May 2005, he received Towson University’s Distinguished Alumnus Award.  Prior to transferring to Towson University, Mr. Gill attended Clemson University, which recently named him to its President’s Advisory Board.  Currently, he serves as the Chairman on the board of advisors of Evergreen Capital LLC, an investment banking firm headquartered in Columbia, Maryland.  He previously served as Executive Chairman of Bluefire

Security Technologies, a developer of security software solutions for mobile devices.  In 2004, Governor Robert L. Ehrlich, Jr. appointed Mr. Gill to a five-year term on the Board of Regents of the University System of Maryland, a public system of higher education comprised of 11 degree-granting and two research institutions.

We believe Mr. Gill should serve as a director at this time based on his experience advising companies of similar size and scope to Bay National and his experience as an executive officer of several companies, as discussed above.  We also believe that Mr. Gill’s position as a director is appropriate based on his previous experience serving on bank boards, including as chairman of Bank of Maryland and on BB&T’s regional advisory board.

Donald G. McClure, Jr., age 66, has been a director of Bay National Corporation and Bay National Bank since April 2000.  Mr. McClure is President of the McClure Group, Inc., a Baltimore-based private equity investment firm originated in 1979.  He is the former Chairman and Co-Chief Executive of Americom Wireless Services, Inc., which merged with a Fortune 200 company in 2000.  McClure Group, Inc.’s holdings include operations based in Florida, Colorado and Maryland.

Mr. McClure presently devotes substantial time to several other boards in the private sector and has been a lifelong director to a variety of educational and non-profit organizations.  He is presently leading the development of McClure Family Vineyards in Sparks, Maryland.

We believe Mr. McClure should serve as a director of Bay National Corporation and Bay National Bank at this time based on his 12 years of experience in the banking industry as an executive in human resources and corporate banking, his extensive board experience (he has served on approximately 20 boards of director over the past 20 years) and his skill set developed over several decades as a CEO, CFO and business leader in multiple enterprises.

Robert L. Moore, CPA, age 56, has been a director of Bay National Corporation since February 2001 and Bay National Bank since June 2001.  Mr. Moore is a certified public accountant.  He received his CPA designation more than 30 years ago, and is the owner and founder of the Salisbury, Maryland accounting firm of Moore & Company, P.A., where he has served as Managing Partner since 2002.  His professional concentration is income tax and estate tax planning and all facets of business consulting.

Mr. Moore received his Bachelor of Science degree from the University of Virginia in 1976.  Currently, he serves as Chairman of the Trustees of the Wicomico County Pension System, a board member of Salisbury-Wicomico Economic Development Corporation, a board member of the Greater Salisbury Committee, a member of the Salisbury Area Chamber of Commerce, Chairman of the Finance Committee of Trinity United Methodist Church and Chairman of the Investment Committee of Salisbury University Foundation.

Mr. Moore is a past president of the Eastern Shore Chapter of the Maryland Association of CPAs.  Previously, Mr. Moore served on the Board of Directors of the Bank of Fruitland, Maple Shade Residential Homes, Inc., and the Holly Foundation.  He was also a member of the Executive Committee and Board of Directors of the Green Hill Yacht & Country Club and a member and officer of the Salisbury Jaycees.

We believe Mr. Moore should serve as a director of the Company at the present time based on his business consulting and accounting experience and previous experience serving on the board of directors of another bank, including on such bank’s loan committee, as well as his involvement in and knowledge of the local community.

H. Victor Rieger, Jr., age 72, has been a director of Bay National Corporation since June 1999 and a director of Bay National Bank since April 2000.  Mr. Rieger retired from Signet Banking Corporation, successor to Union Trust Company of Maryland in December 1997 after nearly four decades of service.  Mr. Rieger served in numerous capacities for Signet, including regional executive vice president of international banking and as part of Signet’s Maryland commercial banking group. Mr. Rieger has extensive experience in commercial relationship banking, credit administration and loan policy.

An alumnus of Johns Hopkins University, Mr. Rieger is a graduate of the Stonier School of Banking at Rutgers University.  He is past president and a current trustee of Family and Children’s Services of Central Maryland, past treasurer and board member of the National Flag Day Foundation and a past vice-president and director of the Baltimore Junior Association of Commerce.  He is a former member of the loan committee for the Minority Small Business Investment Company and a past advisory board member of the U.S. Small Business Administration.  Mr. Rieger also is past president of the Chesapeake Chapter of Robert Morris Associates.

We believe Mr. Rieger should serve as a director of Bay National Corporation and Bay National Bank at this time based on his more than 40 years in the commercial banking industry and his advisory experience with small business groups, as discussed above, as well as his involvement in and knowledge of the local community.

Other than Hugh W. Mohler and Eugene M. Waldron, Jr. who are first cousins, there are no family relationships between any director or executive officer and any other director or executive officer of Bay National Corporation.

The Board of Directors has determined that all directors, other than Hugh W. Mohler are “independent” as defined under the applicable rules and listing standards of the NASDAQ Stock Market LLC.  Please see “Certain Relationships and Related Transactions” for a description of the relationships that the Board of Directors considered in making such independence determinations.

Bay National Corporation’s charter and bylaws provide that Bay National Corporation shall have at least three directors, and that the number of directors may be increased or decreased by the Board of Directors.  The number of directors on the Board is currently fixed at thirteen with no vacancies; the number of directors will be fixed at twelve upon adjournment of the Annual Meeting, with no vacancies, in connection with Mr. Rinnier’s term as a director expiring upon adjournment of the Annual Meeting.  Proxies cannot be voted for a greater number of persons than the number of nominees named herein.  Pursuant to Bay National Corporation’s charter and bylaws, the Board of Directors is divided into three classes, with each class serving a three-year term, and the term of one class expiring each year. A director may only be removed by the affirmative vote of at least 80% of the votes entitled to be cast on the matter.  Bay National Corporation's officers are appointed by the Board of Directors and hold office at the will of the board or as otherwise provided in an employment agreement between an officer and Bay National Bank.

As Bay National Corporation is the sole stockholder of Bay National Bank, each director of Bay National Bank is elected by the Board of Directors of Bay National Corporation.  Directors of Bay National Bank serve for a term of one year and are elected each year at Bay National Bank's annual meeting of stockholders.  Bay National Bank's officers are appointed by its Board of Directors and hold office at the will of the board.

Bay National Corporation has established advisory boards of directors for its two branch locations. These are comprised of professionals and business persons, who provide advice to Bay National Corporation and Bay National Bank’s Boards of Directors and who promote the interests of Bay National Corporation and Bay National Bank.  An advisory board of directors is not required by any Maryland or federal law or regulation and advisory directors are not subject to regulatory approval or supervision.  The advisory directors do not have the power to vote on any matter considered by the Board of Directors and they serve at the pleasure of the board.

Board Leadership Structure and Oversight of Risk

For most of its history, the Chief Executive Officer of Bay National Corporation and Bay National Bank also served as each entity’s Chairman of the Board of Directors.  In November 2009, the Boards appointed an independent director to serve as Chairman of the Boards of Directors.  It is the belief of the Boards of Directors that the Chairman of the Board should be a separate person from the person serving as Chief Executive Officer.  We believe this structure is appropriate based on what is recently becoming an accepted “best practice” among public companies.  We agree that separating the CEO and Chairman positions is likely to enhance independent oversight of management, including the CEO, by the Board of Directors.  For example, we agree that directors may be more likely to challenge the CEO and management if the CEO is not the Chairman of the Board.  We further believe that, especially given the challenges currently facing the Bank and the Company as well as the banking industry as a whole, it is in the best interests of the Company to separate these positions to allow our CEO to focus on the day-to-day management aspects of running the Bank and the Company.

The Company’s Board of Directors oversees the Company’s risk management activities principally through the work of the committees of the Boards of Directors of the Company and the Bank.  The appropriate Board committee focuses on managing the risks that fall within the scope of the committee’s activities.  These committees, along with a senior loan officer, regularly report to the audit committee with respect to risk management, and the audit committee regularly reports to the Board in this regard.  All items requiring additional attention are discussed with the full Board of Directors.

Information Regarding Executive Officers Who Are Not Directors

There are two executive officers of Bay National Corporation and Bay National Bank who do not serve on the Board of Directors of Bay National Corporation. Biographical information concerning these executive officers is set forth below.

David E. Borowy, age 50, has served as Senior Vice President and Chief Financial Officer of Bay National Corporation and Bay National Bank since March 30, 2009 and prior to that served as Senior Vice President and acting Chief Financial Officer, subject to receipt of applicable regulatory approvals, beginning January 1, 2009.  He has also served as Secretary of Bay National Corporation and Bay National Bank since January 2009.   Previously, beginning in January 2008 Mr. Borowy was employed with Calvert Street Capital Corporation, a newly-formed specialty investment company and served as named Chief Financial Officer and Chief Compliance Officer upon successful completion of the corporation’s initial public offering.  The initial public offering was postponed in September 2008 and Mr. Borowy’s position with the corporation was no longer required as a result.  Prior to that, he had been promoted to senior vice president with Mercantile-Safe Deposit and Trust Company and to senior vice president of Mercantile Bankshares Corporation while he was employed by both organizations from December 1985 through December 2007.

Jill Moraniec, age 49, has served as Chief Credit Officer of the Bank since June 30, 2009 and prior to that served as acting Chief Credit Officer, subject to receipt of applicable regulatory approvals, beginning in February 2009.  Prior to that she had been a credit officer at the Bank since joining the Bank in June 2007.  From July 2006 through June 2007, Ms. Moraniec was a business banking account executive at Mercantile Bank & Trust in Sparks, Maryland.  In this position she was responsible for business development, credit underwriting and portfolio management, and had commercial lending authority for smaller transactions.  Prior to that she had been a Vice President at M&T Bank, formerly AllFirst, in Towson, Maryland.  From September 2002 through July 2006, Ms. Moraniec managed the credit analyst team within the bank’s business banking loan production center, and prior to that she had been a business portfolio banking manager at AllFirst since September 2002.

BOARD MEETINGS AND COMMITTEES

Bay National Corporation’s Board of Directors convenes at regularly-scheduled meetings nine times per year (usually the fourth Tuesday of each month with the exception of February, August and December) and such special meeting as circumstances may require.  The Board of Directors of Bay National Corporation and Bay National Bank met twelve times during 2009.  Each director, other than Carl A.J. Wright, attended at least 75% of the total number of meetings of the Board of Directors and the Board committees of Bay National Corporation and Bay National Bank of which he was a member during 2009.

The Board of Directors of Bay National Corporation has standing Audit, Nominating and Compensation Committees.  The Board of Directors of Bay National Bank also has a number of standing committees, including the Asset & Liability Committee, Audit Committee, Capital Committee, Compensation Committee, Executive Committee, Nominating Committee,

Governance Committee, and Strategic Planning Committee.  The members for each of the Audit, Nominating and Compensation Committees of Bay National Corporation and Bay National Bank are the same, and these committees each typically hold joint meetings.

Bay National Corporation’s policy requires that, in the absence of an unavoidable conflict, all directors are expected to attend the annual meeting of Bay National Corporation’s stockholders. All twelve members of the Board of Directors of Bay National Corporation on the date of the 2009 annual meeting attended the 2009 annual meeting.

Audit Committee.  Bay National Corporation’s Audit Committee members are Edwin A. Rommel, III, CPA, Chairman, Charles L. Maskell Jr., CPA, James P. O’Conor, William B. Rinnier and Henry H. Stansbury.  The Board of Directors has determined that each of these individuals is “independent” as defined under the applicable rules and listing standards of the NASDAQ Stock Market LLC and the rules and regulations of the Securities and Exchange Commission.  In addition, the Board of Directors has determined that each committee member is able to read and understand fundamental financial statements, including Bay National Corporation’s consolidated balance sheet, income statement and cash flow statement.  The Board of Directors has determined that Edwin A. Rommel, III is an “audit committee financial expert” as that term is defined by the rules and regulations of the Securities and Exchange Commission.

The Audit Committee of Bay National Corporation and Bay National Bank held four meetings in 2009.   The Audit Committee’s primary responsibilities are to assist the Board by monitoring: (i) the integrity of Bay National Corporation’s financial statements; (ii) the independent auditors’ qualifications and independence; (iii) the performance of Bay National Corporation’s independent auditors and internal audit firm; (iv) Bay National Corporation’s system of internal controls; (v) Bay National Corporation’s financial reporting and system of disclosure controls; and (vi) Bay National Corporation’s compliance with legal and regulatory requirements.

In addition, the Audit Committee was appointed to oversee treatment of, and any necessary investigation concerning, any employee complaints or concerns regarding Bay National Corporation’s accounting and auditing matters.  Pursuant to procedures adopted by Bay National Corporation, any employee with such complaints or concerns is encouraged to report them, anonymously if they desire, to the Chair of the Audit Committee for investigation, and appropriate corrective action, by the Audit Committee.

The Audit Committee has adopted a written charter, a copy of which is available on our website at www.baynational.com.

Nominating Committee.  Bay National Corporation’s Nominating Committee members are Carl A.J. Wright, Chairman, Donald G. McClure, Jr., Robert L. Moore, CPA,  H. Victor Rieger, Jr. and Edwin A. Rommel, III, CPA.  The Board of Directors has determined that each of these individuals is “independent,” as defined under the applicable rules and listing standards of the NASDAQ Stock Market LLC.  The Nominating Committee of Bay National Corporation and Bay National Bank held one meeting during 2009.  The Nominating Committee has adopted a written charter, a copy of which is available on our website at www.baynational.com.

The Nominating Committee determines whether the incumbent directors should stand for reelection to the Board of Directors and identifies and evaluates candidates for membership on the Board of Directors.  In the case of a director nominated to fill a vacancy on the Board of Directors due to an increase in the size of the Board of Directors, the Nominating Committee recommends to the Board of Directors the class of directors in which the director-nominee should serve.  The Nominating Committee also conducts appropriate inquiries into the backgrounds and qualifications of possible director candidates and reviews and makes recommendations regarding the composition and size of the Board of Directors.

The Nominating Committee also evaluates candidates for nomination to the Board of Directors who are recommended by a stockholder.  Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by submitting a written recommendation to the Secretary of Bay National Corporation at 2328 West Joppa Road, Suite 325, Lutherville, MD 21093.  Submissions must include sufficient biographical information concerning the recommended individual, including age, five year employment history with employer names and a description of the employer’s business, whether such individual can read and understand basic financial statements and board memberships for the Nominating Committee to consider.  A written consent of the individual to stand for election if nominated and to serve if elected by the stockholders must accompany the submission.  The Nominating Committee will consider recommendations received by a date not later than 120 calendar days before the date the Proxy Statement was released to stockholders in connection with the prior year’s annual meeting for nomination at that annual meeting.  The Nominating Committee will consider nominations received beyond that date at the annual meeting subsequent to the next annual meeting.  The Nominating Committee evaluates nominees for directors recommended by security holders in the same manner in which it evaluates any other nominees for directors.

A non-management director identified and recommended Charles L. Maskell Jr., CPA for consideration as a potential director in 2009.

In addition to candidates recommended by stockholders, the Nominating Committee identifies potential candidates through various methods, including but not limited to, recommendations from existing directors, customers and employees.  In identifying and evaluating candidates for membership on the Board of Directors, the Nominating Committee takes into account all factors it considers appropriate.  These factors may include, without limitation:

•
Ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including, if determined by the Committee to be appropriate, expertise that could qualify a director as an “audit committee financial expert,” as that term is defined by the rules of the Securities and Exchange Commission), local or community ties; and

•	Minimum individual qualifications, including high moral character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially.

The selection process for new members on the Board of Directors is as follows:

•	Full Board of Directors identifies a need to add new Board member with specific criteria or to fill a vacancy on the Board.

•	Chair of Committee or other designated Committee member initiates search seeking input from Board members and Company management, and hiring a search firm, if necessary.

•
Candidate or slate of candidates that will satisfy specific criteria and/or otherwise qualify for membership on the Board, based on the factors described above, are identified and presented to the Committee.

•
Chairman of the Board, the Company’s CEO and all or at least one member of the Committee interviews prospective candidate(s).  Chair of Nominating Committee will keep the full Board of Directors informed of progress.

•	Committee meets to consider and approve final candidate(s) (and conduct additional interview if deemed necessary) or recommend candidate(s) to the full Board of Directors.

While it does not have a formal policy in this regard, the Nominating Committee strives to select nominees for director that will bring a diverse range of relevant skills, industry knowledge, and experience to the Board of Directors.  The Board also considers more typical diversity factors such as race and gender when selecting director nominees, but its primary consideration is the abilities, skills and background a particular nominee or Director brings to the Board and his or her ability to serve the Company and the Bank given its industry and current position.

Compensation Committee.  Bay National Corporation’s Compensation Committee members are Henry H. Stansbury, Chairman, R. Michael Gill, James P. O’Conor, Edwin A. Rommel, III, CPA, and Carl A.J. Wright.   The Board of Directors has determined that each of these individuals is “independent,” as defined under the applicable rules and listing standards of the NASDAQ Stock Market LLC.  The Compensation Committee has adopted a written charter, a copy of which is available on our website at www.baynational.com. The Compensation Committee of Bay National Corporation and Bay National Bank held one meeting in 2009.  The Compensation Committee evaluates the performance of the President and Chief Executive Officer and makes recommendations to the Board of Directors regarding the President and Chief Executive Officer’s compensation. The Compensation Committee also reviews the current industry practices regarding compensation packages provided to executive management and the Board of Directors, including salary, bonus, stock options and other perquisites.  Based on recommendations from the President and Chief Executive Officer, the Compensation Committee approves compensation provided to members of executive management, excluding the President and Chief Executive Officer.  The Compensation Committee also develops a recommendation for compensation of the President and Chief Executive Officer and presents the recommendations to the Board of Directors for approval. The Compensation Committee also evaluates and recommends to the Board of Directors fees for non-employee board members.

DIRECTOR COMPENSATION
In 2008, our Board of Directors volunteered to waive the customary director compensation for attending regularly scheduled and special board meetings for 2008 and 2009.   As a result, none of our directors were compensated for their service on the Board of Directors during the year ended December 31, 2009.  In addition, none of our directors had unexercised or unvested stock options or other equity compensation awards outstanding as of December 31, 2009.

The Board has agreed to extend the director compensation waiver indefinitely and to revisit this issue only after the Bank has returned to profitability.

In the absence of the waiver of director compensation, our directors would have been paid for their service to Bay National Bank pursuant to the Bank’s Director Compensation Policy.  Under the Director Compensation Policy, the Bank pays directors who are not officers or employees of Bay National Corporation or Bay National Bank (e.g., all directors other than Mr. Mohler) (“Qualified Directors”) $300 for each attended regularly scheduled meeting and each special meeting of the Bank’s Board of Directors and $150 for each attended regularly scheduled meeting and each special meeting of a committee of the Bank’s Board of Directors.  Qualified Directors are also entitled to reimbursement for their reasonable travel costs related to their attendance at Board and committee meetings of the Company and the Bank, and all directors of Bay National Corporation and the Bank are reimbursed for reasonable expenses incurred on behalf of the Company and the Bank.  In addition, the chair of the executive committee and the chair of the audit committee of the Bank’s Board of Directors receive an additional $100 for each attended regularly scheduled meeting and each special meeting.  The Director Compensation Policy also provides that the Bank’s board of directors or the compensation committee of the Bank’s Board of Directors may authorize discretionary payments to Qualified Directors as a result of outstanding service by the Qualified Director.  Furthermore, the Director Compensation Policy provides that the policy may be changed from time to time.  As noted above, our Directors waived the receipt of fees for 2008 and 2009.  Therefore, the Bank did not accrue any meeting fees during 2009.

During 2009, neither the Company nor the Bank reimbursed any travel costs or expenses.

Bay National Corporation does not pay cash remuneration to its directors.  We expect that unless and until Bay National Corporation becomes actively involved in additional businesses other than owning all of the Bank’s capital stock, no separate cash compensation will be paid to the directors of Bay National Corporation in addition to that paid to them by the Bank in their capacities as directors of the Bank.  However, Bay National Corporation may determine in the future that such separate cash compensation is appropriate.

EXECUTIVE COMPENSATION

Summary Compensation Table The following table sets forth the compensation paid by Bay National Corporation and Bay National Bank to its named executive officers (“NEOs”) including the Chief Executive Officer of Bay National Corporation and Bay National Bank and any other executive officer of Bay National Corporation and Bay National Bank who received compensation in excess of $100,000 during 2009.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)
Hugh W. Mohler, President and Chief Executive Officer (1)	2009	207,435	-	8,720	216,155
	2008	246,173	-	9,628	255,801
	2007	240,000	10,000	10,798	260,798
David E. Borowy, Senior Vice President and Chief Financial Officer (2)	2009	123,846	-	4,435	128,281

Jill Moraniec, Chief Credit Officer (3)	2009	95,902	-	4,444	100,346

(1)     Other compensation includes $7,833, $8,746 and $10,026 of contributions to the Company’s 401(k) retirement plan for 2009, 2008 and 2007, respectively, and $882, $882 and $772 of term life insurance premiums paid by the Bank on Mr. Mohler’s behalf for 2009, 2008 and 2007, respectively.

(2)    Mr. Borowy joined the Company as Chief Financial Officer (subject to receipt of applicable regulatory approvals) in January 2009. Other compensation includes $3,774 of contributions to the Company’s 401(k) retirement plan and $661 of term life insurance premiums paid by the Bank on Mr. Borowy’s behalf for 2009.

(3)    Ms. Moraniec was appointed Chief Credit Officer (subject to receipt of applicable regulatory approvals) in February 2009.  Other compensation includes $3,606 of contributions to the Company’s 401(k) retirement plan and $838 of term life insurance premiums paid by the Bank on Ms. Moraniec’s behalf for 2009.

We did not grant any option or other equity compensation awards to our NEOs during 2007, 2008 or 2009, and only one of our NEOs had unexercised options, stock awards that have not vested or equity incentive plan awards outstanding as of December 31, 2009.  See the outstanding equity awards at year end table for additional information.

EMPLOYMENT AGREEMENTS

Hugh W. Mohler.  On June 1, 2006, the Bank and Hugh W. Mohler entered into an Amended and Restated Employment Agreement (the “Restated Agreement”), pursuant to which Mr. Mohler would continue to serve as President and Chief Executive Officer of the Bank and the Company.

The Restated Agreement provides for an initial annual base salary of $225,000, subject to annual increases in an amount, if any, as determined by the board of directors.  In addition, Mr. Mohler is eligible for annual incentive compensation bonuses as determined by the Bank’s Board of Directors and is entitled to participate in any bonus, incentive and other executive compensation program available to senior management.  Mr. Mohler’s annual base compensation was voluntarily decreased from $255,000 to $229,500 as of September 5, 2008 and was decreased along with our other officers’ salaries to $206,500 effective January 23, 2009 as part of a broader effort to manage expenses.  Mr. Mohler agreed to take a further reduction of $20,600 effective April 5, 2010 which lowers his annual salary to $185,900.

The Restated Agreement has an initial three-year term that, unless written notice that the Restated Agreement will not be renewed is provided to Mr. Mohler, is renewed for an additional year on the anniversary of its effective date, such that the remaining term at each such anniversary date is three years. The Restated Agreement provides for earlier termination in certain circumstances.

If Mr. Mohler’s employment is terminated by the Bank without Cause or upon Mr. Mohler’s Permanent Disability, by Mr. Mohler for Good Reason or upon his Permanent Disability (all as defined in the Restated Agreement), or upon Mr. Mohler’s death, Mr. Mohler (or his personal representative) will be entitled to receive an amount equal to his then-current base salary plus all benefits he is then receiving for a period equal to the remaining term of the Restated Agreement plus any incentive compensation already accrued for that year.

If the Bank does not renew the Restated Agreement by providing the notice of nonrenewal, then, assuming a Change of Control (as defined in the Restated Agreement) has not occurred, Mr. Mohler will be entitled to receive at the end of the then-current term of employment an amount equal to 50% of his base salary for the preceding 12-month period either in a lump sum or in six equal monthly installments, at his option, as well as continuation of employee benefits substantially similar to those he is then receiving for a period of six months.

If, within 12 months following a Change in Control, the Restated Agreement is terminated by Mr. Mohler for any reason or by the Bank without Cause, then, instead of the payments provided for above, Mr. Mohler will be entitled to (i) a lump sum payment equal to the sum of (a) 2.99 times his average annual taxable compensation during the last five years minus the aggregate present value of any other payments he receives that are treated as contingent upon the Change in Control and (b) a pro-rated bonus; (ii) immediate vesting of all stock awards; (iii) immediate exercisability of any unexercised stock options; and (iv) continued medical coverage for two years as available to the Bank’s other employees.

If any severance payment or distribution made to Mr. Mohler is determined to be subject to the limitations of Section 280G of the Internal Revenue Code of 1986, as amended, Mr. Mohler will be entitled to a full tax “gross-up” to cover any excise taxes on such amount, unless the total value of all such payments and benefits (as measured for purposes of Section 280G) exceeds the taxable threshold by ten percent or less, in which event the payments and benefits will instead be reduced so as to fall below the taxable threshold.

Under the Restated Agreement, Mr. Mohler is bound by confidentiality and proprietary information covenants during his employment and for three years thereafter. He is also prohibited, during the period that any payments in connection with the termination or non-renewal of the Restated Agreement are being made, from competing with the Bank, soliciting its customers, and soliciting, recruiting or hiring its employees (other than his administrative assistant).

If the change of control severance payment were required to be paid in 2010, Mr. Mohler would receive approximately $804,908.

Bay National Bank has not purchased “key man” life insurance on Mr. Mohler.

David E. Borowy.  Bay National Bank had agreed to employ Mr. Borowy on an at will basis at an annual rate of pay of $150,000 as of November 2009.  Mr. Borowy is also eligible for incentive bonuses at the discretion of the compensation committee of the Board of Directors, and is entitled to all benefits available to full time employees of Bay National Bank.  Mr. Borowy is not a party to a written agreement with Bay National Bank.

Jill Moraniec.  Bay National Bank had agreed to employ Ms. Moraniec on an at will basis at an annual rate of pay of $105,000 as of October 17, 2009.  Ms. Moraniec is also eligible for incentive bonuses at the discretion of the compensation committee of the Board of directors, and is entitled to all benefits available to full time employees of Bay National Bank.  Ms. Moraniec is not a party to a written agreement with Bay National Bank.

BANK OWNED LIFE INSURANCE

In 2007, all officers of Bay National Bank including the named executive officers were invited to participate in the Bank’s purchase of Bank Owned Life Insurance (“BOLI”).  The income tax free earnings of BOLI are utilized to help offset the Bank’s employee benefit costs.  All insured employees gave explicit and informed consent prior to the purchase and the Bank paid the single-premium associated with the policies in 2007.

To reward their participation and provide an additional benefit to the insured’s, each was provided with a $50,000 survivorship benefit payable to the employees’ respective named beneficiaries during his or her active employment with the Bank.  This benefit does not affect the employees’ current income tax position, but the proceeds are fully taxable to their beneficiaries.  The Bank receives the death benefit associated with the policy upon an officer’s death, and the proceeds are used to pay the $50,000 benefit to his or her named beneficiaries.

During 2009, there were no additional BOLIs purchased.  Mr. Mohler is the only employee of the Bank still covered under the BOLI. As discussed in our Annual Report on Form 10-K for the year ended December 31, 2009, Bay National Bank is in the process of redeeming the BOLI investment and expects to receive the proceeds thereof by April 30, 2010.

Outstanding Equity Awards at Fiscal Year-End The following table provides information about our NEOs’ unexercised options, stock awards that have not vested, and equity incentive plan awards outstanding as of December 31, 2009 and the market value thereof as follows:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date
Hugh W. Mohler (1)	40,987	6.89	January 26, 2010

1)
In November 2001, Bay National Corporation granted Mr. Mohler options to purchase 40,987 shares of its common stock at $6.89 per share, the then fair market value.  The options vested in four equal installments with the first 25% installment vesting on the third anniversary of Mr. Mohler’s date of employment with Bay National Bank.  The remaining 25% installments vested on the fourth, fifth and sixth anniversary of Mr. Mohler’s employment date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The Company’s directors and executive officers, and persons who own more than 10% of the Company’s common stock, are required to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of any securities of the Company. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, other than as noted below all of the Company’s directors, executive officers and beneficial owners of greater than 10% of the Company’s common stock made all required filings during the fiscal year ended December 31, 2009.

The following reports were filed late during 2009:

•	The Form 4 for Carl A.J. Wright to report his acquired of 990 shares of common stock on February 13, 2009.

•	The Form 3 required to be filed by David Borowy upon his appointment as an executive officer on January 1, 2009.

•	The Form 3 required to be filed by Jill Moraniec upon her appointment as an executive officer in February 2009.

•	The Forms 3 required to be filed by Messrs. Green and Maskell upon their appointment to the Board of Directors in July 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Lucy Mohler, the spouse of Hugh W. Mohler, served as Bay National Corporation’s and Bay National Bank’s Senior Vice President of Marketing and Investor Relations during 2009.  Mrs. Mohler did not earn aggregate compensation in excess of $120,000 during 2009.  As of April 5, 2010, she will perform similar services for the Company and the Bank on a contract basis and will no longer be an employee of the Bank.

Some of Bay National Bank’s directors and officers and the business and professional organizations with which they are associated have banking transactions with Bay National Bank in the ordinary course of business. It is Bay National Bank’s policy that any loans and loan commitments will be made in accordance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons of comparable credit standing. Loans to directors and officers must comply with Bay National Bank's lending policies and statutory lending limits; therefore, directors with a personal interest in any loan application are excluded from considering any such loan application.

The officers and directors of Bay National Corporation and Bay National Bank have loans due to Bay National Bank in the amount of $8,774,631 at December 31, 2009.  All loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and do not involve more than the normal risk of repayment or present other unfavorable features.

PROPOSAL 2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has ratified and confirmed the Audit Committee’s selection of Stegman & Company as Bay National Corporation’s independent registered public accountants for 2010, subject to ratification by the stockholders.  Stegman & Company has served as Bay National Corporation’s independent public accountants since inception in 1999 and is considered by the Audit Committee and management to be well qualified.

A representative of Stegman & Company will be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she desires to do so.

A majority of votes cast at the meeting is required for approval of this proposal.  Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.  If the stockholders fail to ratify this appointment, the Audit Committee will reconsider whether to retain Stegman & Company and may retain that firm or another firm without resubmitting the matter to our stockholders.  Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at anytime during the year if it determines that such change would be in the Company’s best interests and in the best interests of our stockholders.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Stegman & Company as independent registered public accountants for 2010.

AUDIT COMMITTEE REPORT

The Audit Committee has: (1) reviewed and discussed Bay National Corporation’s audited financial statements with Bay National Corporation’s management and representatives of Stegman & Company, the  independent auditors; (2) discussed with Stegman & Company all matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (3) has received the written disclosures and the letter from Stegman & Company required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Stegman & Company the independence of Stegman & Company.  Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2009 be included in Bay National Corporation’s Annual Report on Form 10-K for the last fiscal year.

Edwin A. Rommel, III, CPA, Chairman
Charles L. Maskell, Jr., CPA
William B. Rinnier
James P. O’Conor
Henry H. Stansbury

Audit and Non-Audit Fees.    The following table presents fees for professional audit services rendered by Stegman & Company for the audit of Bay National Corporation’s annual consolidated financial statements for the years ended December 31, 2009 and December 31, 2008 and fees billed for other services rendered by Stegman & Company during those periods.

	Years Ended December 31
	2009	2008

Audit Fees (1)	$70,590	$67,161
Audit Related Fees (2)	19,500	-
Tax Fees (3)	7,000	5,925
All Other Fees (4)	-	-
Total	$97,090	$73,086

(1) Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Stegman & Company in connection with statutory and regulatory filings or engagements.

(2) Audit-Related Fees would normally consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”   Audit-related fees billed to the Company by Stegman & Company during 2009 were for services related to the Company’s registration statement and comfort letter procedures.

(3) Tax Fees consist of fees billed for professional services rendered for federal and state tax compliance, tax advice and tax planning.

(4) All Other Fees would normally consist of fees for services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm.

Before the accountant is engaged by Bay National Corporation or Bay National Bank to render any audit or non-audit services, the engagement is approved by Bay National Corporation’s Audit Committee.

STOCKHOLDER COMMUNICATIONS

Bay National Corporation has adopted a formal process by which stockholders may communicate with the Board of Directors.  If you would like to communicate with the Board of Directors, including a committee of the Board of Directors or individual directors, you can send an email to the Secretary of Bay National Corporation, DBorowy@baynational.com, or write to the following address:

Bay National Corporation
Board of Directors
c/o Corporate Secretary
David E. Borowy
2328 West Joppa Road, Suite 325
Lutherville, Maryland 21093

You may also choose to communicate directly with the Board of Directors, including a committee of the Board of Directors or individual directors, by contacting:

Henry H. Stansbury
Agency Services, Inc.
Suite 200
939 Elkridge Landing Road
Linthicum, Maryland 21090
Hstansbury@asionline.com

The Corporate Secretary and/or Henry Stansbury will compile all communications and will submit them to the Board of Directors, the Committee or the individual Directors on a periodic basis.

YOU MAY MAKE YOUR COMMUNICATIONS ANONYMOUSLY AND/OR CONFIDENTIALLY.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

In order to be included in the proxy materials for Bay National Corporation’s 2011 Annual Meeting, stockholder proposals submitted to Bay National Corporation in compliance with SEC Rule 14a-8 (which concerns stockholder proposals that are requested to be included in a company’s proxy statement) must be received in written form at Bay National Corporation’s executive offices on or before December 21, 2010.  In order to curtail controversy as to compliance with this requirement, stockholders are urged to submit proposals to the Secretary of Bay National Corporation by Certified Mail—Return Receipt Requested.

Pursuant to the proxy rules under the Securities Exchange Act of 1934, as amended, Bay National Corporation’s stockholders are notified that the deadline for providing us with timely notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the 2011 Annual Meeting will be March 6, 2011.  As to all such matters which we do not have notice on or prior to that date, discretionary authority to vote on such proposal will be granted to the persons designated in Bay National Corporation’s proxy related to the 2011 Annual Meeting.

OTHER BUSINESS

The management of the Bay National Corporation does not intend to present any other matters for action at the Annual Meeting, and the Board of Directors has not been informed that other persons intend to present any matters for action at the Annual Meeting.  However, if any other matter should properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote thereon, pursuant to the proxy, in accordance with their judgment of the best interests of Bay National Corporation.

ANNUAL REPORT

The Bay National Corporation’s Annual Report on Form 10-K, has been mailed with this Proxy Statement.  Copies of the report will also be available at the Annual Meeting on May 25, 2010.

A copy of Bay National Corporation’s Annual Report, including financial statements and the schedules thereto, will be furnished by management to any beneficial owner of its securities without charge upon receipt of a written request from such person. Requests in writing should be directed to:

Bay National Corporation
c/o Corporate Secretary
David E.  Borowy
2328 West Joppa Road, Suite 325
Lutherville, MD 21093

Each request must set forth a good faith representation that, as of April 6, 2010, the record date for the Annual Meeting of Stockholders, the person making the request was a beneficial owner of securities entitled to vote at such meeting.

REVOCABLE PROXY
PLEASE MARK VOTES AS IN THIS EXAMPLE	BAY NATIONAL CORPORATION		With-	For All
		For	hold	Except
REVOCABLE PROXY FOR ANNUAL MEETING OF SHAREHOLDERS	1. Elect four Directors: Charles L. Maskell Jr., CPA, Henry H. Stansbury, Edwin A. Rommell III, CPA, and Eugene M. Waldron, Jr.
TUESDAY, MAY 25, 2010 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS		INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

The undersigned hereby appoints David E. Borowy to vote all of the shares of Bay National Corporation standing in the undersigned's name at the Annual Meeting of Stockholders, to be held at 2328 West Joppa Road, Lutherville, Maryland, 21093, on Tuesday, May 25, 2010 at 2:30 p.m., local time. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.
____________________________________________________
		For	Against	Abstain
2. Ratify the appointment of Stegman & Company as independent registered public accountants to audit the financial statements of Bay National Corporation for 2010.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

This proxy will be voted as specified above. If no choice is specified, the proxy will be voted “FOR” Management's nominees to the Board of Directors and “FOR” the ratification of Stegman & Company as our independent registered public accounting firm. If any other business is presented at the Annual Meeting, this revocable proxy will be voted in the discretion of the proxies.

Please be sure to sign and date this Proxy in the box below.	Date
___Shareholder sign above______________Co-holder (if any) sign above______

♦ Detach above card, sign, date and mail in postage paid envelope provided. ♦

BAY NATIONAL CORPORATION

(Please sign exactly as your name appears. When signing as an executor, administrator, guardian, trustee or attorney, please give your title as such.
If signer is a corporation, please sign the full corporate name and then an authorized officer should sign his name and print his name and title below his signature. If the shares are held in joint name, all joint owners should sign.)

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE
AVAILABLE ON-LINE AT:

http://www.cfpproxy.com/5253